                           ARTICLES OF INCORPORATION

                                       OF

                      HUNTSMAN BULK PACKAGING CORPORATION


         The undersigned, acting as incorporator of a corporation under the Utah Revised Business Corporation Act (the "Act"), adopts the following Articles of Incorporation for such corporation:


                                   ARTICLE I

                                      NAME

         The name of this corporation (the "Corporation") is

                      Huntsman Bulk Packaging Corporation


                                   ARTICLE II

                              PURPOSES AND POWERS

         The Corporation is organized to engage in any and all lawful acts, activities, and/or pursuits for which corporations may presently or hereafter be organized under the Act.

         The Corporation shall have all powers allowed by law, including without limitation those powers described in Section 302 of the Act. The purposes stated herein shall be construed as powers as well as purposes and the enumeration of a specific purpose or power shall not be construed to limit or restrict the meaning of general terms or the general powers; nor shall the expression of one thing be deemed to exclude another not expressed, although it be of like nature.

                                  ARTICLE III

                               AUTHORIZED SHARES

         The aggregate number of shares which the Corporation shall have authority to issue is One Million (1,000,000) shares of common stock. All voting rights of the Corporation shall be exercised by the holders of the common stock and the holders of the common stock of the Corporation shall be entitled to receive the net assets of the Corporation upon dissolution. All shares of the common stock shall be fully paid and nonassessable.


                                   ARTICLE IV

                          REGISTERED OFFICE AND AGENT

         The address of the initial registered office of the Corporation is 2000 Eagle Gate Tower, Salt Lake City, Utah 84111-1098, and the name of its initial registered agent at such address is Elizabeth A. Whitsett.


                                   ARTICLE V

                            LIMITATION ON LIABILITY

         Within the meaning of and in accordance with Section 841 of the Act:

         1. No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director, except as provided in this
Article V.

         2. The limitation of liability contemplated in this Article V shall not extend to (a) the amount of a financial benefit received by a director to which he is not entitled, (b) an intentional infliction of harm on the Corporation or its shareholders, (c) a violation of Section 842 of the Act, or
(d) an intentional violation of criminal law.

         3. Any repeal or modification of this Article V by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         4. Without limitation, this Article V shall be applied and interpreted, and shall be deemed to incorporate, any provision of the Act, as the same exists or may hereafter be amended, as well as any applicable interpretation of Utah law, so that personal liability of directors and officers of the Corporation to the Corporation or its shareholders, or to any third person, shall be eliminated or limited to the fullest extent as from time to time permitted by Utah law.


                                   ARTICLE VI

                                  INCORPORATOR

         The name and address of the incorporator is as follows:

-------------------------------------------------------------------------------
        NAME                                                ADDRESS
-------------------------------------------------------------------------------

Elizabeth A. Whitsett                                2000 Eagle Gate Tower
                                               Salt Lake City, Utah  84111-1098

         IN WITNESS WHEREOF, the undersigned, being the incorporator of the Corporation, hereby executes these Articles of Incorporation and certifies to the truth of the facts herein stated, this ____ day of ___________, 1994.



                                       -------------------------------------
                                       Elizabeth A. Whitsett, Incorporator

                      ACKNOWLEDGEMENT OF REGISTERED AGENT

         The undersigned, Elizabeth A. Whitsett, hereby acknowledges that she has been named as registered agent of Huntsman Bulk Packaging Corporation, a Utah corporation to be formed pursuant to the Articles of Incorporation to which this Acknowledgment is attached, and the undersigned hereby agrees to act as registered agent of said corporation.


                                       ---------------------------------------
                                       Elizabeth A. Whitsett, Registered Agent


                                MAILING ADDRESS

         If, upon completion of filing of the above Articles of Incorporation, the Division elects to send a copy of the Articles of Incorporation to the Corporation by mail, the address to which the copy should be mailed is:

                      Huntsman Bulk Packaging Corporation
                      2000 Eagle Gate Tower
                      Salt Lake City, Utah 84111-1098
                      Attention: Elizabeth A. Whitsett